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FRIEDMAN                                                     1700 BROADWAY
ALPREN &                                                     NEW YORK, NY 10019
GREEN LLP                                                    212-582-1600
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS                 FAX 212-265-4761
                                                             www.nyccpas.com









                         CONSENT OF INDEPENDENT AUDITORS




           We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2002 in the Registration Statement of Levcor International, Inc. for the registration of 2,786,972 shares of its common stock.









                                                   Friedman Alpren & Green LLP


New York, New York
June 13, 2002